Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the 8th day of February, 2022, between Brightcove Inc., a Delaware corporation (the “Company”), and Marc DeBevoise (the “Executive”).

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company beginning on March 28, 2022 (the “Effective Date”) on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive and the Executive shall be employed by the Company pursuant to the terms and conditions of this Agreement commencing as of the Effective Date and continuing for a three-year period thereafter (the “Initial Term”), unless sooner terminated in accordance with the provisions hereof; with such employment to automatically continue following the Initial Term for additional one-year periods in accordance with the terms of this Agreement unless either party notifies the other party in writing of its intention not to renew this Agreement at least 90 days prior to the expiration of the Initial Term or any automatic extension thereof (the Initial Term, together with any such extension hereunder, the “Term”). The Executive’s employment with the Company shall be “at will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement.

(b) Position and Duties. During the Term, the Executive shall serve as the Chief Executive Officer of the Company and shall have such powers and duties customary for the chief executive officer of a public company and such additional powers and duties consistent with his position as may from time to time be prescribed by the Board of Directors of the Company (the “Board”). The Executive shall report solely and directly to the Board. All employees of the Company shall report directly or indirectly to the Executive. As of the Effective Date, the Company shall appoint the Executive to the Board with a term ending on the date of the Company’s annual stockholders’ meeting in 2023. Thereafter, the Company shall cause the Executive to be nominated for election to the Board and to be recommended to the stockholders for election to the Board as long as the Executive remains the Chief Executive Officer of the Company, provided that, unless otherwise agreed by the parties, the Executive shall resign from the Board and from any related positions upon the termination of the Executive’s employment for any reason and all such resignations shall be effective immediately. The Executive shall devote substantially all of the Executive’s working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may (i) serve on up to two other public company boards of directors with the prior written approval of the Board (not to be unreasonably withheld), (ii) engage in religious, charitable or other community activities, (iii) subject to the terms of this Agreement and the Company’s current Code of Conduct and other written policies in effect on the date hereof (and any amendments thereof or additions thereto or any other written policies that may be adopted by the Board after the date hereof that have general application and are approved by the Board), engage in activities related to Executive’s personal investments and (iv) engage in other services and activities which are disclosed to and approved by the Board in advance, subject to such services and activities in the aggregate not interfering with the Executive’s performance of the Executive’s duties to the Company other than de minimis interference. As of the Effective Date, Executive is engaged in the services and activities set forth on Exhibit A hereto which are deemed to have been approved by the Board to the extent required by this Section 1.

2. Compensation and Related Matters.

(a) Base Salary. The Executive’s initial base salary shall be paid at the gross rate of $500,000 per year for calendar year 2022, $550,000 per year for calendar year 2023 and $600,000 per year for calendar year 2024. The Executive’s base salary shall be subject to review at least annually and may be increased by the Board or the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers based in the United States.

(b) Incentive Compensation. During the Term, the Executive shall receive cash incentive compensation as determined at the sole discretion of the Board or the Compensation Committee from time to time. For calendar year 2022, the Executive shall receive guaranteed annual incentive compensation equal to 100 percent of the Executive’s Base Salary, pro-rated for the actual number of days the Executive is employed by the Company in such year. Beginning with calendar year 2023, the Executive’s initial target management-based-on-objectives annual incentive compensation shall be 125 percent of the Executive’s Base Salary. The target annual incentive compensation in effect at any given time is referred to herein as “Target Bonus.” Except as otherwise provided herein, to earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid.

(c) Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers, which shall include business class for international travel or domestic flights longer than two hours. In addition, subject to the Executive’s timely submission of applicable documentation, the Company shall reimburse the Executive for, or directly pay, the reasonable commuting costs incurred by the Executive for travel between the Executive’s primary residence and Boston, Massachusetts (or other Company offices or customer facilities or other business locations at which the Executive performs the Executive’s services to the Company).

(d) Legal Fees. The Company shall reimburse the Executive for up to $25,000 of legal fees incurred by the Executive in the negotiation and preparation of this Agreement and related documentation.

(e) Other Benefits. During the Term, the Executive shall be entitled to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

(f) Vacations. During the Term, the Executive shall be entitled to participate in the Company’s unlimited Vacation Policy. The Executive shall also be entitled to all paid holidays given by the Company to its executive officers.

(g) Place of Performance. Unless otherwise agreed to by the Executive and the Company, the Executive shall perform the Executive’s duties for the Company principally from the Executive’s residence in New York, though the Executive shall travel to the headquarters of the Company located at 290 Congress Street, Boston, MA 02210 or another Company office, or travel on Company-related business to the extent reasonably required to perform the Executive’s duties to the Company under this Agreement.

(h) Equity.

(i) Initial Time-Based Restricted Stock Units. As a material inducement to Executive entering into this Agreement and becoming an employee of the Company, subject to approval by the Compensation Committee or a majority of the Company’s independent directors, on or reasonably promptly following the Effective Date, the Company shall grant the Executive (i) an initial one-time award of 300,000 time-based restricted stock units (the “Initial RSUs”) and (ii) an initial one-time award of 500,000 performance-based restricted stock units (the “Initial PSUs” and, together with the Initial RSUs, the “Initial Equity Awards”). Each Initial RSU and Initial PSU represents the right to receive one share of the Company’s common stock upon vesting of such Initial RSUs or Initial PSUs, as applicable. The Initial Equity Awards shall be granted as inducement grants consistent with the requirements of NASDAQ Stock Market Rule 5635(c)(4). The Initial RSUs shall be subject to the terms of and contingent upon the Executive’s execution or acceptance of a restricted stock unit award agreement, including with respect to vesting, in the form attached hereto as Exhibit B and the Initial PSUs shall be subject to the terms of and contingent upon the Executive’s execution or acceptance of a performance-based restricted stock unit award agreement, including with respect to vesting, in the form attached hereto as Exhibit C.

(ii) Inducement Plan. On or after the Effective Date, in connection with the grant of the Initial Equity Awards, the Company shall adopt the Brightcove Inc. 2022 Inducement Plan in the form attached hereto as Exhibit D. The Company shall register all shares of the Company common stock subject to the Initial RSUs and Initial PSUs by filing a Form S-8 with the Securities and Exchange Commission within 30 days of the Effective Date.

(iii) Annual Equity Awards. The Executive will not be entitled to receive any equity awards in calendar year 2022 other than the Initial Equity Awards. In calendar years subsequent to 2022, the Executive will be entitled to participate in the Company’s equity incentive program in accordance with the terms determined by the Board or the Compensation Committee after taking into account market data assembled using the Company’s peer group for compensation purposes.

(iv) Terms. The equity awards held by the Executive, including the Initial Equity Awards, shall be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards (collectively, the “Equity Documents”); provided, however, and notwithstanding anything to the contrary in the Equity Documents, Section 5(b)(iii) and Section 6(a)(iii) of this Agreement shall apply in the event of a termination of the Executive’s employment in the circumstances described therein.

3. Termination. During the Term, the Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c) Termination by Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean: (i) conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates (the “Company Group”), other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the Executive’s arrest, indictment, conviction or a plea of guilty or nolo contendere with respect to (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any misconduct by the Executive that would reasonably be expected to result in material injury or material reputational harm to the Company Group if the Executive were retained in the Executive’s position; (iv) continued non-performance by the Executive of the Executive’s duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (iv) a material breach by the Executive of any of the provisions contained in Section 8 of this Agreement and the Restrictive Covenants Agreement (as defined below); (v) a material violation by the Executive of the Company’s written employment policies which would reasonably be expected to result in material injury or material reputational harm to the Company Group if the Executive were retained in the Executive’s position; or (vi) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(d) Termination without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate the Executive’s employment hereunder at any time for any reason, including but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has complied with the Good Reason Process (as defined below) following the occurrence of any of the following events: (i) a diminution in the Executive’s title, responsibilities, authority or duties; (ii) a change in the Executive reporting directly and solely to the Board or a change that results in not all employees reporting directly or indirectly to the Executive as provided in Section 1; (iii) a material diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company not exceeding 10%; (iv) the material breach of this Agreement by the Company, including the failure of the Company to issue the Initial RSUs or Initial PSUs within 30 days of the Effective Date; or (v) the failure of the Company to nominate the Executive for reelection to the Board or the failure of the Executive to be elected to the Board by the Company’s stockholders. “Good Reason Process” shall mean that (i) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 60 days of becoming aware of the first occurrence of such condition; (iii) the Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates the Executive’s employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4. Notice and Date of Termination.

(a) Notice of Termination. Except for termination under Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given, and (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

5. Compensation Upon Termination.

(a) Termination Generally. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary earned through the Date of Termination; (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); (iii) unused vacation that accrued through the Date of Termination in accordance with the Company’s Vacation Policy; (iv) any earned but unpaid management-based-on-objectives annual incentive compensation for the prior completed calendar year; (v) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans; and (vi) when and if payable, any rights to indemnification in accordance with the terms of the Indemnification Agreement in the form attached hereto as Exhibit E (collectively, the “Accrued Obligations”).

(b) Termination by the Company without Cause or by the Executive for Good Reason or by Nonrenewal. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), whether before or after the Effective Date, or the Executive terminates the Executive’s employment for Good Reason as provided in Section 3(e) after the Effective Date, or if the Executive’s employment terminates at the end of the Term due to the Company’s providing a notice of its intention to not renew under Section 1(a), then the Company shall pay the Executive the Accrued Obligations. In addition, subject to the Executive signing a separation and release agreement in customary form provided by the Company, which shall include a general release (with customary carve-outs) and confidentiality, mutual non-disparagement and reasonable cooperation clauses (the “Separation Agreement and Release”), and the Separation Agreement and Release becoming fully effective, all within the time frame set forth in the Separation Agreement and Release but in no event later than 60 days after the Date of Termination:

(i) the Company shall pay the Executive an amount equal to one times the sum of (A) the Executive’s then current Base Salary plus (B) the Executive’s Target Bonus; provided, however, if such termination occurs within 18 months following the Effective Date (such 18-month period, the “Initial Period”), the Company shall pay the Executive an amount equal to one and a half times the sum of (A) the Executive’s then current Base Salary plus (B) the Executive’s Target Bonus (the “Severance Amount”);

(ii) the Company shall pay the Executive a pro-rata portion of the management-based-on-objectives annual incentive compensation the Executive would otherwise be entitled to receive based on Company and individual performance for such calendar year, calculated by multiplying such amount by a fraction of which the numerator is the number of days in such calendar year prior to the Executive’s Date of Termination, and the denominator is 365 (the “Pro-Rata Bonus”);

(iii) notwithstanding anything to the contrary in any applicable award agreement, all performance-based equity awards for which the performance criteria has been met and that remain subject solely to time-based vesting held by the Executive (the “Earned Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the effective date of the Separation Agreement and Release (the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Earned Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the effective date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Earned Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date; and

(iv) subject to the Executive’s proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay the monthly premium for health insurance coverage under COBRA until the earliest of (A) the 12-month anniversary of the Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company will convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates. For the avoidance of doubt, the taxable payments described above may be used for any purpose, including, but not limited to, continuation coverage under COBRA.

The amounts payable under Section 5(b)(i) and (iv), to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 12 months (or 18 months for the Severance Amount if the termination occurs during the Initial Period) commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount, to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. The Pro-Rata Bonus will be paid at the same time as annual incentive compensation payments are made to active employees for such calendar year, but in no event later than March 15 of the calendar year following the year in which it is earned. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Change in Control Payment. The provisions of this Section 6 set forth certain terms of an agreement reached between the Executive and the Company regarding the Executive’s rights and obligations in the event of the occurrence of a Change in Control (as defined below) of the Company. These provisions are intended to assure and encourage in advance the Executive’s continued attention and dedication to the Executive’s assigned duties and the Executive’s objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 5(b) regarding severance pay and benefits upon a termination of employment, if such termination of employment occurs within 12 months after the occurrence of the first event constituting a Change in Control (the “Change in Control Period”). These provisions shall terminate and be of no further force or effect beginning after the Change in Control Period.

(a) Change in Control. If, during the Change in Control Period, the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates the Executive’s employment for Good Reason as provided in Section 3(e), or if the Executive’s employment terminates at the end of the Term due to the Company’s providing a notice of its intention to not renew under Section 1(a), then, subject to the signing of the Separation Agreement and Release by the Executive and the Separation Agreement and Release becoming fully effective, all within the time frame set forth in the Separation Agreement and Release but in no event more than 60 days after the Date of Termination:

(i) the Company shall pay the Executive a lump sum in cash in an amount equal to two times the sum of (A) the Executive’s then current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive’s Target Bonus (or the Executive’s Target Bonus in effect immediately prior to the Change in Control, if higher);

(ii) the Company shall pay the Executive the Pro-Rata Bonus; and

(iii) notwithstanding anything to the contrary in any applicable award agreement, all equity awards subject solely to time-based vesting (including any performance-based equity awards for which the performance criteria has been met and that remain subject solely to time-based vesting) held by the Executive (the “Time-Based Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the Accelerated Vesting Date; provided that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the effective date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date; and

(iv) subject to the Executive’s proper election to receive benefits under COBRA, the Company shall pay the monthly premium for health insurance coverage under COBRA until the earliest of (A) the 12-month anniversary of the Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company will convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates. For the avoidance of doubt, the taxable payments described above may be used for any purpose, including, but not limited to, continuation coverage under COBRA.

The amounts payable under this Section 6(a)(i) and (iv), to the extent taxable, shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period. The Pro-Rata Bonus will be paid at the same time as annual incentive compensation payments are made to active employees for such calendar year, but in no event later than March 15 of the calendar year following the year in which it is earned.

(b) Additional Limitation.

(i) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the

Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(ii) For purposes of this Section 6(b), the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(iii) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(b)(i) shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

(c) Definitions. For purposes of this Section 6, “Change in Control” shall mean a Sale Event (as defined in the Company’s 2021 Stock Incentive Plan).

7. Section 409A.

(a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

8. Confidential Information, Noncompetition and Cooperation.

(a) Restrictive Covenants Agreement. The Executive agrees to comply with the Employee Noncompetition, Nondisclosure and Developments Agreement attached hereto as Exhibit F (the “Restrictive Covenants Agreement”). The terms of Exhibit F are incorporated by reference as material terms of this Agreement. The Executive’s post-separation obligations under the Restrictive Covenants Agreement shall be subject to and conditioned upon the Company’s compliance with its payment obligations, if any, under Section 5 of this Agreement.

(b) Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information, other than confidentiality and use restrictions (if any), or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(c) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(c).

(d) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in the Restrictive Covenants Agreement or this Section 8, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement or the Restrictive Covenants Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to seek an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. In addition, in the event the Executive breaches the Restrictive Covenants Agreement or this Section 8 during a period when the Executive is receiving severance payments pursuant to Section 5 or Section 6, the Company shall have the right to suspend or terminate such severance payments. Such suspension or termination shall not limit the Company’s other options with respect to relief for such breach and shall not relieve the Executive of the Executive’s duties under this Agreement.

(e) Protected Disclosures and Other Protected Action. Nothing in this Agreement shall be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity (a “Government Agency”) concerning any act or omission that the Executive reasonably believes constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti-retaliation or whistleblower provisions of applicable federal or state law or regulation. In addition, nothing contained in this Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company. In addition, for the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement or the Restrictive Covenants Agreement for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the state and federal courts of Delaware. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

10. Integration. This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

11. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

12. Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after the Executive’s termination of employment but prior to the completion by the Company of all payments due the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

13. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

18. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company severance pay plan, offer letter or otherwise. In the event that the Executive is party to an agreement with the Company providing for payments or benefits under such agreement and this Agreement, the terms of this Agreement shall govern and the Executive may receive payment under this Agreement only and not both. Further, Section 5(b) and Section 6 of this Agreement are mutually exclusive and in no event shall the Executive be entitled to payments or benefits pursuant to Section 5(b) and Section 6 of this Agreement.

19. Governing Law. This is a Delaware contract and shall be construed under and be governed in all respects by the laws of the state of Delaware without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Third Circuit.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

21. Indemnification; D&O Insurance. During the term of this Agreement and through the sixth (6th) anniversary of the termination of Executive’s employment, the Company shall maintain coverage for the Executive as a named insured on all directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers on terms no less favorable than the terms for all other covered individuals and provide the Executive with at least the same corporate indemnification as it provides to other similarly situated executives of the Company.

22. Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement.

23. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

BRIGHTCOVE INC.

By:	/s/ Deborah Besemer
Its:	Chairperson, Board of Directors

EXECUTIVE

/s/ Marc DeBevoise
Marc DeBevoise